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Exhibit 3(d)

    CERTIFIACTE OF AMENDMENT of CERTIFICATE OF INCORPORATION of LETCHWIRTH
                                  INDEPENDENT
   BANCSHARES CORPORATION under Section 805 of the Business Corporation Law


    We, James W. Fulmer and Stanley J. Harmon, the President and Secretary, respectively, of LETCHWORTH INDEPENDENT BANCSHARES CORPORATION, hereby certify:


         1. The name of the corporation is LETCHWORTH INDEPENDENT BANCSHARES CORPORATION.

         2. The certificate of incorporation was filed by the Department of State on July 17, 1981.

         3. The Certificate of Incorporation, as now in full force and effect, is hereby amended, as authorized by section 801 of the Business Corporation Law to change the 1,500,000 authorized shares of common stock, having a par value of $1.00 each, into 5,000,000 authorized shares of common stock, having a par value of $1.00 each.

         4. Paragraph 4 of the Certificate of Incorporation which refers to the number of authorized shares of common stock is amended to read as follows:

                  "The aggregate number of shares which the corporation is authorized to issue is 5,000,000 shares all of which shall be common stock having a par value o $1.00 each".

         5. The number of authorized shares of common stock is 1,500,000 all of which have a par value of $1.00 each, of which 1,128,700 are issued and outstanding. The terms of the change are such that each share of the issued and outstanding common stock having a $1.00 par value will become three (3) shares of common stock having a par value of $1.00 each. After giving effect to the change, the number of shares of common stock issued and outstanding shall be 3,386,100 all of which shall have a par value of $1.00 each, and 1,613,900 shares of common stock shall be authorized and unissued , all of which shall have a par value of $1.00 each.

         6. The foregoing amendment to the Certificate of Incorporation was duly authorized by the Board of Directors at a meeting held on January 15, 1998, followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting of Shareholders on May 7, 1998.

          IN WITNESS WHEREOF, we have executed this Certificate of Amendment to the Certificate of Incorporation and affirm the truth of the statements herein set forth under penalty of perjury this 7th day of May, 1998.


                                              /s/ James W. Fulmer, President
                                              --------------------------------
                                              James W. Fulmer
                                              President

                                              /s/ Stanley J. Harmon, Secretary
                                              --------------------------------
                                              Stanley J. Harmon
                                              Secretary

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